Exhibit 99.1





              ADELPHIA SIGNS PURCHASE AGREEMENTS

     COUDERSPORT, Pa., Nov. 2 /PRNewswire/ -- Adelphia Communications Corporation (Nasdaq-NMS: ADLAC) ("Adelphia") announced the signing of definitive agreements for the purchase of all of the cable systems of WB Cable Associates, Ltd. ("WB Cable"), Clear Channels Cable TV Co. ("Clear Channels") and the Benjamin Terry family (the "Terry Family"), which together serve a total of 69,200 subscribers for an aggregate purchase price of $106.3 million in cash and $16 million of Adelphia Class A Common Stock.
     WB Cable Currently provides cable service from one headend and security monitoring services from one location in West Boca, Florida. Adelphia currently owns or manages systems serving approximately 300,000 cable subscribers in southeast Florida. The Terry Family cable system are located in and around Henderson, North Carolina and the Clear Channels cable systems are located in and around Kittanning, Pennsylvania. At the closing of the acquisitions, Adelphia expects pro forma operating cash flow from the systems to be approximately $15 million.
     At June 30, 1994, Adelphia owned or managed systems serving approximately 1,370,000 cable subscribers in 12 states.
     -0-
     /CONTACT:  Timothy J. Rigas, Senior Vice President of
Adelphia,
814-274-9830/
     (ADLAC)